UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): October 7, 2008

VICTORY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	002-76219-NY	87-0564472
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		I.D. Number)

112 N Curry Street, Carson City, Nevada 89703-4934
(Address of principal executive offices)

(702) 989 9735
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

Victory Energy purchased the remaining 50% ownership interest in three term assignments for  $1,185,000.   These interests will be recorded under the Corporations name in Crockett, County Texas.  This recorded interest of each term assignment is for the remaining 50% of the 100% working interest and the remaining 50% of the 74% net revenue interest. Giving the Corporation 100% of the working interest and 100% of the 74% net revenue interest. The remaining 26% of the interest is set aside for royalty interest owners of each lease.

Funds for the transaction were provided by a private institutional investment group in exchange for a portion of Victory’s interest ownership in each term assignment.  Currently Victory maintains 15% of the interest ownership until such time the revenues have paid back the original investment, then Victory’s interest ownership will increase to 25%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Energy Corporation

Dated: October 7, 2008	By:	/s/ Jon Fullenkamp
Jon Fullenkamp
Chairman and CEO